UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 9, 2014

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54365	20-8133057
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

605 Third Avenue, 34th Floor
New York, NY	10158
(Address of principal executive offices)	(Zip Code)

(646) 666-3188

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 9, 2014, the Board of Directors (“Board”) of Brainstorm Cell Therapeutics Inc., a Delaware corporation (the “Company”), voted to amend and restate the Company’s non-employee director compensation plan (the “Second Amended and Restated Director Compensation Plan”) to increase the annual award to non-U.S. directors to a nonqualified stock option to purchase 200,000 shares of Common Stock of the Company, $0.00005 par value per share (“Common Stock”) with an exercise price of $0.05 per share and to clarify the terms of committee member grants. Pursuant to the Second Amended and Restated Director Compensation Plan, every non-employee director of the Company, other than Chen Schor, is eligible to participate in the Second Amended and Restated Director Compensation Plan. Each eligible director is granted an annual award immediately following each annual meeting of stockholders beginning with the 2014 annual meeting. For non-U.S. directors, this annual award consists of a nonqualified stock option to purchase 200,000 shares of Common Stock. For U.S. directors, at their option, this annual award is either (i) a nonqualified stock option to purchase 100,000 shares of Common Stock or (ii) 100,000 shares of restricted stock. Additionally, each member of the Governance, Nominating and Compensation Committee (the “GNC Committee”) or Audit Committee of the Board receives (i) a nonqualified stock option to purchase 30,000 shares of Common Stock or (ii) in the case of U.S. directors and at their option, 30,000 shares of restricted stock. The chair of the GNC Committee or Audit Committee will instead of the above committee award receive (i) a nonqualified stock option to purchase 50,000 shares of Common Stock or (ii) in the case of U.S. directors and at their option, 50,000 shares of restricted stock. Any eligible participant who is serving as chairperson of the Board shall also receive (i) a nonqualified stock option to purchase 100,000 shares of Common Stock or (ii) in the case of U.S. directors and at their option, 100,000 shares of restricted stock. Awards are granted on a pro rata basis for directors serving less than a year at the time of grant. The exercise price for options for U.S. directors will be equal to the closing price per share of the Common Stock on the grant date as reported on the Over-the-Counter Bulletin Board or the national securities exchange on which the Common Stock is then traded. The exercise price for options for non-U.S. directors is $0.05. Every option and restricted stock award will vest monthly as to 1/12 the number of shares subject to the award over a period of twelve months from the date of grant, provided that the recipient remains a member of the Board on each such vesting date, or, in the case of a committee award, remains a member of the committee on each such vesting date.

The foregoing description of the Second Amended and Restated Director Compensation Plan is qualified in its entirety by reference to the Second Amended and Restated Director Compensation Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

The exhibit listed in the Exhibit Index below is filed with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 10, 2014	Brainstorm Cell Therapeutics Inc.

	By:	/s/ Anthony Fiorino Anthony Fiorino
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Brainstorm Cell Therapeutics Inc. Second Amended and Restated Director Compensation Plan.

* Filed herewith.